EXHIBIT 99.1

NEWS FOR RELEASE: 11/8/2005, 4:00 p.m. ET               CONTACT:  Lee Brown
                                                        719-481-7213
                                                        lee.brown@ramtron.com

                   RAMTRON REPORTS THIRD-QUARTER 2005
                           FINANCIAL RESULTS

COLORADO SPRINGS, CO - November 8, 2005 - U.S. semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), a leading supplier of nonvolatile ferroelectric random access memory (FRAM) and integrated semiconductor products, today reported its financial results for the third quarter ended September 30, 2005.

Ramtron's revenue for the third quarter of 2005 totaled $8.8 million, compared with $10.7 million for the same quarter of 2004. The year-over-year revenue decline was due principally to the planned wind-down of sales to ENEL (Ente Nazionale per l'Energia Elettrica SpA, NYSE: EN), a leading utility company in Italy. ENEL was a principal Ramtron customer for FRAM products since 2002.

Ramtron's third-quarter net loss from continuing operations, as reported under U.S. generally accepted accounting principles (GAAP), was $2.2 million, or a loss of $0.09 per share (basic and diluted). This compared with net income from continuing operations of $1.2 million, or $0.06 per share (basic and diluted), for the third quarter of 2004.

Included in the third-quarter 2005 net loss under GAAP were charges of $2.7 million, of which approximately $2.3 million were non-cash, related primarily to the retirement of the company's debentures in July 2005 and the acquisition of Goal Semiconductor Inc., now called Ramtron Canada, in August 2005. Excluding the effects of these charges, net income from continuing operations would have been $512,000, or $0.02 per share (basic and diluted).

"Third-quarter core FRAM product revenue, which excludes sales to ENEL, grew to $7.2 million, 10% over the second quarter and 31% over the third quarter of last year," commented Bill Staunton, Ramtron's CEO. "We are also pleased with third-quarter sales of our Processor Companion integrated semiconductor products, which more than doubled from $324,000 to $670,000 on a sequential basis.

"We are beginning to see the first product development results of our acquisition of Ramtron Canada," Staunton added. "We have completed the initial design of a new high-speed microcontroller, which has been optimized for use with our nonvolatile FRAM technology in a single device. We intend to operate in a fiscally conservative manner over the next couple of quarters, as we work to absorb Ramtron Canada's operating expenses and build our cash balance."

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Third-Quarter Nonvolatile Memory Product Highlights:
---------------------------------------------------

- Total FRAM product revenue, which included core FRAM and ENEL product sales, was $8.4 million, up 2% from the prior quarter and down 18% from the year-ago quarter

- Overall gross margin for FRAM products was 53%, compared with 50% for the prior quarter and 54% for the year-ago quarter

- Core FRAM product sales, which exclude sales to ENEL, increased 10% from the prior quarter to $7.2 million, or 86% of total FRAM product revenue; by comparison, core FRAM product sales were $6.6 million, or 80% of total FRAM product revenue, for the second quarter of 2005 and $5.5 million, or 54% of total FRAM product revenue, for the year-ago quarter

- Sales to ENEL decreased by 30% from the prior quarter to $1.2 million, or 14% of total FRAM product revenue; by comparison, ENEL sales were $1.7 million, or 20% of total FRAM product revenue, for the second quarter of 2005 and $4.7 million, or 46% of total FRAM product revenue, for the third quarter of 2004.

Third-Quarter Integrated Semiconductor Product Highlights:
---------------------------------------------------------

- Acquired Goal Semiconductor Inc., now called Ramtron Canada, to accelerate product development plans for integrated semiconductor solutions and provide customers with an expanded portfolio of FRAM-enabled integrated semiconductor products

- Sales of FRAM-based Processor Companions, which include Ramtron's existing integrated semiconductor product line, increased 107% from the second quarter of 2005 to $670,000 and accounted for 8% of core FRAM product sales, up from 5% for the second quarter of 2005.

Update on Compliance with Loan Covenants
----------------------------------------

In its review of third-quarter results relative to its loan agreement with Silicon Valley Bank, Ramtron determined that it is no longer in compliance with certain covenants of this agreement. This noncompliance is primarily a result of first-quarter 2005 inventory write-down charges taken for product yield issues, the impact of the Goal Semiconductor acquisition on the September 30 cash balance, and changes in the company's foreign and domestic accounts receivable mix. Silicon Valley Bank has instituted a forbearance period up to December 15, 2005 and has agreed to work with the company to restructure the covenants so they better align with Ramtron's business practices. As required by GAAP, the company has reclassified a $500,000 balance on its line of credit and the long-term portion of its outstanding term loan of $2.8 million as a current liability at September 30, 2005.

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"We look forward to working with Silicon Valley Bank to resolve the covenant issues," said Eric Balzer, Ramtron CFO. "Our cash balance has improved during the current quarter, and we expect further improvement as we finalize a mortgage loan on our corporate headquarters facility."

Business Outlook
----------------

The following statements are based on Ramtron's current expectations of results for continuing operations in the fourth quarter of 2005. These statements are forward-looking, and actual results may differ materially from those set forth in these statements. Ramtron intends to continue its policy of not updating forward-looking statements other than in publicly available documents, even if experience or future changes show that anticipated results or events will not be realized.

- Total product revenue for the fourth quarter ending December 31, 2005, which includes core FRAM, ENEL, and Ramtron Canada sales, is currently anticipated to be between $7.3 million and $8.3 million

- Other revenue for the fourth quarter, including license and development fees and royalties, is expected to be approximately $400,000

- Gross margin for the fourth quarter is currently anticipated to be between 48% and 52%; operating expenses are expected to be between $4.4 million and $4.9 million; the anticipated increase in operating expenses over the third quarter of 2005 is primarily attributable to Ramtron Canada's operating costs of approximately $500,000 per quarter

- Cash balance at December 31, 2005 is expected to be between $3.5 million and $4.5 million, as the company anticipates closing a mortgage agreement on its headquarters facility

- Revenue projections are based on, among other things, assumptions that FRAM product orders, including the rate of shipments to Ramtron's customers, will conform to management's current expectations. Costs and expenses fluctuate over time, primarily due to intermittent, non-recurring engineering charges for the development of new products.

Conference Call
---------------

Ramtron management's teleconference today will be webcast live on the corporate website. Following the new audio-visual format inaugurated with second-quarter 2005 results on July 28, management plans to webcast PowerPoint slides to support its prepared remarks on quarterly results and business outlook, and then host a live question-and-answer session with institutional investors and research analysts. The company plans to extend the Q&A session by inviting questions from individual investors, who will enter them from their personal computers or handheld devices. As time permits, management will read selected questions aloud to the teleconference audience and then respond accordingly.

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How to Participate
------------------

Ramtron Third-Quarter 2005 Results Teleconference
November 8, 2005 at 2:00 p.m. PT / 5:00 p.m. ET

Go to the home page of the Ramtron site at www.ramtron.com and click on the teleconference link. From this site, you can access the teleconference webcast, assuming that your computer system is configured properly. A webcast replay will be available for one year, and a telephonic replay will be available for seven days after the live call at (706) 645-9291, code #1605100.

About Ramtron
-------------

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory, microcontroller and integrated semiconductor solutions used in a wide range of product applications and markets.

Cautionary Statements
---------------------

Except for historical information, this press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," and "potential," among others. These statements include statements about Ramtron's expected revenue, gross margin, and operating expenses for the fourth quarter of 2005; cash balance at December 31, 2005; and finalizing a mortgage on the company's headquarters facility, resolving covenant issues, and establishing new loan covenants. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general and regional economic conditions and conditions specific to the semiconductor industry; demand for Ramtron's products and the products of ENEL; order cancellations or reduced order placements; product sales mix; the timely development of new technologies; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron's ability to maintain an appropriate amount of low-cost foundry production capacity from its sole foundry source in a timely manner; the foundry partner's timely ability to successfully manufacture products for Ramtron; the foundry partner's ability to supply increased orders for FRAM products in a timely manner using Ramtron's proprietary technology; any disruptions of Ramtron's foundry or test and assembly contractor relationships; currency fluctuations; unexpected design and manufacturing difficulties; and the risk factors listed from time to time in Ramtron's SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Reports filed during 2005. Copies of Ramtron's Forms 10-K, 10-Q, and 8-K, and any other documents are available at no charge at the SEC's website (www.sec.gov) or from the company.

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All forward-looking statements included in this release are based upon information available to Ramtron as of the date of this release, which may change. Ramtron intends to continue its policy of not updating forward-looking statements other than in publicly available documents, even if experience or future changes show that anticipated results or events will not be realized.

The financial information in this press release and the attached financial statements have been prepared from the books and records of the company with the omission of certain information and disclosures normally included in financial statements.

                                      -XXX-

                         (financial statements attached)

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                        RAMTRON INTERNATIONAL CORPORATION
                       THIRD-QUARTER FINANCIAL HIGHLIGHTS
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (Amounts in thousands, except per-share amounts)
                                 (Unaudited)

                                    Three Months Ended    Nine Months Ended
                                      September 30,         September 30,
                                      2005     2004         2005      2004
                                    --------  --------    --------  --------
Revenue:
  Product sales                     $ 8,374   $10,226     $24,087   $28,405
  License and development fees          179       179         537       538
  Royalties                             198       164         587       582
  Customer-sponsored research and
    development                          --       170         250       551
                                    --------  --------    --------  --------
                                      8,751    10,739      25,461    30,076
                                    --------  --------    --------  --------
Costs and expenses:
  Cost of product sales exclusive
    of provision for inventory
    write-off                         3,924     4,676      11,625    13,081
  Provision for inventory write-off      21        30         857       150
  Research and development            1,798     1,540       5,039     4,594
  Customer-sponsored research and
    development                          --       195         321       585
  General and administrative          1,254     1,246       3,214     3,554
  Sales and marketing                 1,155     1,488       3,631     3,857
  Write-off of purchased in-process
    research and development expense  1,067        --       1,067        --
  Write-off of debt and loss on
    extinguishment                    1,624        --       1,624        --
                                    --------  --------    --------  --------
                                     10,843     9,175      27,378    25,821
                                    --------  --------    --------  --------
Operating income (loss) from
  continuing operations              (2,092)    1,564      (1,917)    4,255

Interest expense, related party          --       (84)       (162)     (329)
Interest expense, other                 (86)     (222)       (479)     (673)
Other income (expense), net              (1)        9          47        27
                                    --------  --------    --------  --------
Income (loss) from continuing
  operations before income
  tax provision                      (2,179)    1,267      (2,511)    3,280
Income tax provision                     --       (34)         --       (55)
                                    --------  --------    --------  --------
Income (loss) from continuing
  operations                         (2,179)    1,233      (2,511)    3,225
Income (loss) from discontinued
  operations                            (98)       58      (3,949)       40
                                    --------  --------    --------  --------
Net income (loss)                   $(2,277)  $ 1,291     $(6,460)  $ 3,265
                                    ========  ========    ========  ========

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Net income (loss) per common share:
  Basic:
    Income (loss) from continuing
      operations                    $ (0.09)  $  0.06     $ (0.11)  $  0.15
    Income (loss) from discontinued
      operations                      (0.01)      --        (0.18)       --
                                    --------  --------    --------  --------
      Total                         $ (0.10)  $  0.06     $ (0.29)  $  0.15
                                    ========  ========    ========  ========
  Diluted:
    Income (loss) from continuing
      operations                    $ (0.09)  $  0.06     $ (0.11)  $  0.14
    Income (loss) from discontinued
      operations                      (0.01)       --       (0.18)       --
                                    --------  --------    --------  --------
      Total                         $ (0.10)  $  0.06     $ (0.29)  $  0.14
                                    ========  ========    ========  ========
Weighted average common shares
  outstanding:
    Basic                            23,110    22,151      22,652    22,215
                                    ========  ========    ========  ========
    Diluted                          23,110    23,459      22,652    23,571
                                    ========  ========    ========  ========

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                          CONSOLIDATED BALANCE SHEETS
                            (Amounts in thousands)
                                  (Unaudited)

                                                    Sep. 30,     December 31,
                                                      2005           2004
                                                    --------     ------------

ASSETS

Current assets:
  Cash and cash equivalents                         $   138        $ 6,384
  Accounts receivable, net                            6,960          7,061
  Inventories                                         6,403          4,580
  Other current assets                                  437            434
  Assets of discontinued operations                      --          6,421
                                                    -------        -------
Total current assets                                 13,938         24,880

Property, plant and equipment, net                    4,307          3,970
Goodwill, net                                         1,826            585
Intangible assets, net                                8,503          3,792
Other assets                                             91            426
                                                    -------        -------
Total assets                                        $28,665        $33,653
                                                    =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Long-term portion of promissory notes
    and line of credit classified as current        $ 3,317        $    --
  Current portion of long-term debt                     350            250
  Accounts payable                                    2,740          2,915
  Accrued liabilities                                 1,324          2,662
  Deferred revenue                                    1,041          1,350
  Liabilities of discontinued operations                 --          1,384
                                                    -------        -------
Total current liabilities                             8,772          8,561

Long-term deferred revenue                            4,127          4,986
Long-term debt                                        1,352          4,914
                                                    -------        -------
Total liabilities                                    14,251         18,461

Stockholders' equity                                 14,414         15,192
                                                    -------        -------
                                                    $28,665        $33,653
                                                    =======        =======

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